Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in StepStone Private Markets

Tendered Pursuant to the Offer to Purchase Dated August 11, 2026

This Letter of Transmittal Must Be Received by StepStone Private Markets By September 15, 2026

The Offer and Withdrawal Rights Will Expire at 4:00 p.m., Eastern time, on

September 15, 2026 Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to StepStone Private Markets

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by September 15, 2026.

Tender requests may be sent to the addresses below, faxed to (816) 860-3137 or sent to automated inbox at StepStoneDailyProcessing@UMB.com. All emails sent to automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Send one email per tender request.

Clients of Morgan Stanley Smith Barney LLC are instructed to contact your financial advisor/private wealth advisor to complete the electronic form. Morgan Stanley Smith Barney LLC’s financial advisor/private wealth advisor should submit such completed electronic form to their order entry system by 4:00 p.m. Eastern time on the Notice Date, September 15, 2026.

Overnight Delivery: Regular Mail:

StepStone Private Markets StepStone Private Markets

Attn: UMB Fund Services, Inc. Attn: Transfer Agent

235 W. Galena Street PO Box 2175

Milwaukee, WI 53212 Milwaukee, WI 53201-2175

For additional information please call 877-772-7724

Ladies and Gentlemen:

The undersigned hereby tenders to StepStone Private Markets, a diversified, closed-end management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated August 11, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a brokerage, retirement or custodial account, please contact your representative or agent for assistance in completing and submitting the transaction documents.

LETTER OF TRANSMITTAL

Use this form to request a tender of shares of StepStone Private Markets using the following guidance:

•

If your shares are held through a financial intermediary, financial professional, broker/dealer or other nominee, please ask your financial adviser, broker/dealer or other financial intermediary to submit a tender for you.

•
If you have a shareholder account held with the Fund (i.e., you receive account statements directly from the Fund), please complete, sign and date this Letter of Transmittal. Some exceptions may apply.

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder(s): __________________________________________________

SSN/TIN: _______________________________________________________________________

Telephone Number: ___________________________Account Number: _____________________

PART 2. INDICATE SHARE CLASS

StepStone Private Markets Class I

StepStone Private Markets Class S

StepStone Private Markets Class D

StepStone Private Markets Class R

PART 3. AMOUNT OF SHARES/DOLLARS OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

All of the undersigned’s Shares/Dollars.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

Number of Shares _________

OR if less than all Shares being tendered and you prefer to tender a specific dollar amount, indicate the dollar amount of the undersigned’s shares being tendered:

Dollar Amount ________________

Note: The Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum account balance as set forth in the Fund’s Prospectus dated July 29, 2026 (as it may be amended, modified, or otherwise supplemented from time to time). This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

PART 4. WIRE INSTRUCTIONS (IRA, retirement or custodial account proceeds will be sent to the Custodian) ONLY COMPLETE IF DIFFERENT FROM THE BANK ACCOUNT ON RECORD

Bank Name ________________________________________________

ABA Number _______________________________________________

Name on Bank Account* _______________________________________

Bank Account Number _______________________________________

FFC (if applicable) _______________________________________________

*For anti-money laundering and account security purposes, the name on the bank account must match the StepStone Private Markets account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 5. REASON FOR TENDER REQUEST:

Please indicate reason for request to tender some or all of your shares. Note, this is for internal use only and will in no way impact the ability to tender your shares.

Performance of the Fund Using proceeds to fund a new investment Life event

PART 6. SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian	Date
Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use this area for Custodian Authorization (May be needed for IRA or other custodied accounts).

If you are signing on behalf of an entity or utilizing Power of Attorney to execute this tender request on behalf of someone else, please provide a copy of the Authorized Signor List or applicable POA. A Medallion Signature Guarantee (MSG) is only required if directing funds to a banking account or recipient not on file with the registration. If using a MSG, original paperwork must be submitted – a fax or email is not acceptable.

Overnight Delivery:	Regular Mail:
StepStone Private Markets	StepStone Private Markets
Attn: UMB Fund Services, Inc.	Attn: Transfer Agent
235 W. Galena Street	PO Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

Email: StepStoneDailyProcessing@UMB.com	Fax: (816) 860-3137

For additional information please call 877-772-7724

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

Clients of Morgan Stanley Smith Barney LLC are instructed to contact your financial advisor/private wealth advisor to complete the electronic form. Morgan Stanley Smith Barney LLC’s financial advisor/private wealth advisor should submit such completed electronic form to their order entry system by 4:00 p.m. Eastern time on the Notice Date.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.